CREDIT AGREEMENT





                                  by and among


                           QUEST RESOURCE CORPORATION
                                   as Borrower


                      PONDEROSA GAS PIPELINE COMPANY, INC.,
                          QUEST OIL & GAS CORPORATION,
                                       and
                               STP CHEROKEE, INC.
                                  as Guarantors


                                       and

                        WELLS FARGO ENERGY CAPITAL, INC.
                                    as Lender







                          Dated as of November 7, 2002

                                TABLE OF CONTENTS


                                                                Page
ARTICLE 1   DEFINITIONS AND ACCOUNTING TERMS......................1
      1.1  Defined Terms..........................................1
           -------------
      1.2  Accounting Terms......................................15
           ----------------
      1.3  Number and Gender of Words............................15
           --------------------------

ARTICLE 2   TERMS OF FACILITY....................................15
      2.1  Revolving Commitment..................................15
           --------------------
      2.2  Advances and Payments Under the Note..................16
           ------------------------------------
      2.3  Repayment Provisions..................................16
           --------------------
      2.4  Bank Determinations...................................17
           -------------------
      2.5  Interest Rates........................................18
           --------------
      2.6  General Provisions Relating to Interest...............18
           ---------------------------------------
      2.7  Increase in Borrowing Base Fee........................19
           ------------------------------
      2.8  Loans to Satisfy Obligations..........................19
           ----------------------------
      2.9  Voluntary Prepayment..................................20
           --------------------
      2.10 Mandatory Prepayment or Actions in Lieu Thereof.......20
           -----------------------------------------------
      2.11 Warrant...............................................20
           -------
      2.12 Subordination.........................................20
           -------------

ARTICLE 3   CONDITIONS PRECEDENT.................................21
      3.1  Conditions to Execution by Lender and Advances........21
           -----------------------------------------------
      3.2  Further   Conditions  to  Each  Advance   Pursuant  to
           --------------------------------------------------------
           Subsection 2.1(a).....................................26
           -----------------

ARTICLE 4   REPRESENTATIONS AND WARRANTIES.......................27
      4.1  Existence and Good Standing...........................27
           ---------------------------
      4.2  Due Authorization.....................................27
           -----------------
      4.3  Valid and Binding Obligations.........................28
           -----------------------------
      4.4  Scope and Accuracy of Financial Statements............28
           ------------------------------------------
      4.5  Liabilities and Litigation............................28
           --------------------------
      4.6  Title to Assets.......................................28
           ---------------
      4.7  Initial Reserve Report................................28
           ----------------------
      4.8  Gas Imbalances........................................29
           --------------
      4.9  Authorizations & Consents.............................29
           -------------------------
      4.10 Compliance with Laws..................................29
           --------------------
      4.11 Proper Filing of Tax Returns and Payments of Taxes Due29
           ------------------------------------------------------
      4.12 Public Utility Holding Company Act Compliance.........30
           ---------------------------------------------
      4.13 Investments Company Act Compliance....................31
           ----------------------------------
      4.14 Public Utility holding Company Act Compliance.........31
           ---------------------------------------------
      4.15 Lien Priority.........................................31
           -------------
      4.16 Use of Proceeds....... ...............................31
           ----------------

      4.17 Full Disclosure.......................................31
           ---------------
      4.18 Places of Business....................................31
           ------------------
      4.19 Identification Numbers................................32
           ----------------------
      4.20 Subsidiaries..........................................32
           ------------
      4.21 Solvency..............................................32
           --------
      4.22 Relationship of Credit Parties........................32
           ------------------------------

ARTICLE 5   AFFIRMATIVE COVENANTS................................32
      5.1  Maintenance and Access to Records.....................32
           ---------------------------------
      5.2  Quarterly Financial Statements........................33
           ------------------------------
      5.3  Annual Financial Statements...........................33
           ---------------------------
      5.4  Compliance Certificates...............................33
           -----------------------
      5.5  Reserve Reports.......................................33
           ---------------
      5.6  Sales and Production Reports..........................34
           ----------------------------
      5.7  Edgar Filings.........................................34
           -------------
      5.8   Newly Acquired Properties............................34
           --------------------------
      5.9  Title Opinions........................................34
           --------------
      5.10 Statement of Material Adverse Effect..................34
           ------------------------------------
      5.11 Title Defects.........................................35
           -------------
      5.12 Additional Information................................35
           ----------------------
      5.13 Compliance with Laws and Payment of Taxes.............35
           -----------------------------------------
      5.14 Maintenance of Existence and Good Standing............35
           -----------------------------------------
      5.15 Further Assurances....................................35
           ------------------
      5.16 Initial Expenses of the Lender........................35
           ------------------------------
      5.17 Subsequent Expenses of the Lender.....................35
           ---------------------------------
      5.18 Maintenance of Tangible Property......................36
           --------------------------------
      5.19 Maintenance of Insurance..............................36
           ------------------------
      5.20 Right of Inspection...................................36
           -------------------
      5.21 Notice................................................37
           ------
      5.22 Collateral Protection.................................37
           ---------------------
      5.23 ERISA Information and Compliance......................37
           --------------------------------
      5.24 Subordination of Intercompany Debt....................38
           ----------------------------------
      5.25 Sale of Property......................................38
           ----------------

ARTICLE 6   NEGATIVE COVENANTS...................................38
      6.1  Other Debt of Borrower................................38
           ----------------------
      6.2  Derivative Contracts..................................39
           --------------------
      6.3  Guaranty of Payment or Performance....................40
           ----------------------------------
      6.4  Loans, Advances or Investments........................40
           ------------------------------
      6.5  Mortgages or Pledges of Assets........................40
           ------------------------------
      6.6  Cancellation of Insurance.............................40
           -------------------------
      6.7  Sales of Property.....................................40
           -----------------
      6.8  Dividends and Distributions...........................40
           ---------------------------

      6.9  Changes in Structure..................................40
           --------------------
      6.10 Payment of Accounts Payable...........................40
           ---------------------------
      6.11 Transactions with Affiliates..........................41
           ----------------------------
      6.12 Nature of Business....................................41
           ------------------
      6.13 Subsidiaries..........................................41
           ------------
      6.14 ERISA Compliance......................................41
           ----------------

ARTICLE 7   EVENTS OF DEFAULT....................................42
      7.1  Events of Default.....................................42
           -----------------
      7.2  Rights Upon Occurrence of Unmatured Event of Default..45
           ----------------------------------------------------
      7.3  Rights Upon Occurrence of an Event of Default.........45
           ----------------------------------------------

ARTICLE 8   MISCELLANEOUS........................................46
      8.1  Notices...............................................46
           -------
      8.2  Amendments and Waivers................................47
           ----------------------
      8.3  Invalidity............................................47
           ----------
      8.4  Survival of Agreements................................48
           ----------------------
      8.5  Successors and Assigns................................48
           ----------------------
      8.6  Renewal, Extension or Rearrangement...................48
           -----------------------------------
      8.7  Waivers...............................................48
           -------
      8.8  Indemnity.............................................48
           ---------
      8.9  Cumulative Rights.....................................49
           -----------------
      8.10 Taxes, Etc............................................49
           -----------
      8.11 Exhibits; Conflicts...................................49
           -------------------
      8.12 Titles of Articles, Sections and Subsections..........49
           --------------------------------------------
      8.13 Jurisdiction..........................................49
           ------------
      8.14 Counterparts..........................................50
           ------------
      8.15 Effectiveness.........................................50
           -------------
      8.16 Documents.............................................50
           ---------
      8.17 Rights of Third Person................................50
           ----------------------
      8.18 Announcements.........................................50
           -------------
      8.19 Jury Trial Waived.....................................51
           -----------------
      8.20 Governing Law.........................................51
           -------------
      8.21 Arbitration...........................................51
           -----------
      8.22 Entire Agreement......................................53
           ----------------

      EXHIBITS


EXHIBIT I       Form of Note
EXHIBIT II      Form of Compliance  Certificate
EXHIBIT III     Form  of  Guaranty  Agreement
EXHIBIT  IV     Initial  Borrowing  Base Properties
EXHIBIT V       Ponderosa  Gathering System
EXHIBIT VI      STP Cherokee Gathering  System
EXHIBIT VII     Form of Warrant
EXHIBIT VIII    Form of Warrant Agreement
EXHIBIT IX      Permitted Debt

                                CREDIT AGREEMENT

           This CREDIT AGREEMENT, dated as of November 7, 2002, is by and among QUEST RESOUSRCE CORPORATION, a Nevada corporation (the "Borrower"), PONDEROSA GAS PIPELINE COMPANY, INC., a Kansas corporation ("Ponderosa"), QUEST OIL & GAS CORPORATION., a Kansas corporation ("Quest Oil & Gas"), STP CHEROKEE, INC., an Oklahoma corporation ("STP Cherokee"; Ponderosa, Quest Oil & Gas, and STP Cherokee collectively, the "Guarantors") and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation (the "Lender").

                    W I T N E S S E T H  T H A T:
                    _ _ _ _ _ _ _ _ _ _  _ _ _ _

           The Borrower and the Guarantors have requested the Lender to extend credit to the Borrower in the form of a revolving credit facility not to exceed $20,000,000.00 outstanding at any time (subject to the limitations and reductions as herein set forth) to be used to refinance existing debt of the Borrower, Ponderosa, Quest Oil & Gas, and STP Cherokee, to acquire oil and gas properties, to develop oil and gas properties and for general corporate purposes of the Borrower and Guarantors.

           NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower, the Guarantors and the Lender agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

      1.1  Defined   Terms.  As  used  in  this  Agreement, the following terms have the following meanings:

           "Advance" means a direct advance of immediately available funds by the Lender to the Borrower pursuant to Section 2.1.

           "Affiliate" means any Person controlling, controlled by, or under common control with, any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

           "Agreement"   means  this  Credit  Agreement  and  all  exhibits  and
      schedules hereto, as the same may be amended from time to time according to the terms hereof.

           "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss. 101, et seq.), as amended, and regulations promulgated thereunder.

           "Base Rate" means, for any day, the fluctuating rate of interest in effect for such day which rate per annum shall be equal to the higher of
      (i) the rate of interest as publicly announced from time to time by Wells Fargo Bank at its principal office in San Francisco, California as its "prime rate" (the "prime rate" is a rate set by Wells Fargo Bank based upon various factors including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), or (ii) one-half of one percent (0.50%) per annum above the Federal Funds Rate in effect from time to time. Any change in the "prime rate" announced by Wells Fargo Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Bonanza" means Bonanza Energy corporation, a Kansas corporation.

           "Borrower" has the meaning indicated in the opening paragraph hereof.

           "Borrowing Base" means the maximum value, for loan purposes, of the Borrowing Base Properties, as determined, at the sole good faith discretion of the Lender in accordance with its customary lending practices, from time to time in accordance with Section 2.4 of this Agreement; provided, however, at any time that any Oil and Gas Property that is a Borrowing Base Property ceases to be a Borrowing Base Property, the Lender, at its sole good faith discretion in accordance with its customary lending practices, may redetermine the Borrowing Base by excluding the value, for loan purposes, of such Oil and Gas Property, which determination shall be made by the Lender at its sole good faith discretion in accordance with its customary lending practices, and which redetermined Borrowing Base shall become effective upon notice to the Borrower by the Lender.

           "Borrowing Base Period" means the period commencing on the day that the conditions to the initial Advance under Section 3.1 and 3.2 are satisfied and ending on March 31, 2003, and each six (6) month period thereafter commencing April1 and October 1 of each year.

           "Borrowing Base Properties" means at any time, any and all Oil and Gas Properties that cover or relate to Proved Reserves and that have been given value by the Lender in the then most recent determination of the Borrowing Base, and which shall be on the Closing Date the Oil and Gas Properties set forth on Exhibit IV attached hereto.

           "Borrowing Request" means a written application by the Borrower for an Advance. Each such Borrowing Request shall specify the requested amount of such Advance, the requested date of such Advance and the purposes for which proceeds for such Advance will be used.

           "Business Day" means a day other than a Saturday, Sunday or legal holiday for commercial banks in the State of Texas.

           "Closing Date" means the date when all the conditions precedent set forth in Section 3.1of this Agreement have been satisfied or waived by the Lender.

           "Code" means the United States Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

           "Collateral" means the Property now or at any time hereafter securing the Obligations.

           "Commitment" means the obligation of the Lender as set forth herein from the date hereof through the Termination Date to extend credit to the Borrower by means of Advances, with the sum of all such Advances made pursuant to Section 2.1 not to exceed at any time the Commitment Limit.

           "Commitment Limit" means at any time the lesser of (a) $20,000,000.00 or (b) the then existing Borrowing Base.

           "Compliance Certificates" means the certificates of a Responsible Officer of each of the Credit Parties submitted to the

      Lender from time to time pursuant to this Agreement, which certificates shall be substantially in the form attached hereto as Exhibit II.

           "Contested in Good Faith" means contested in good faith by appropriate and lawful proceedings diligently conducted, reasonably satisfactory to the Lender, (a) in which foreclosure, distraint, sale, forfeiture, levy, execution or other similar proceedings have not been initiated or have been stayed and continue to be stayed, (b) in which a good faith contest will not reasonably be expected to have a Material Adverse Effect, and (c) for which matter a reserve or other appropriate provision has been established in accordance with the requirements of GAAP.

           "Credit Parties" means collectively the Borrower, Ponderosa, Quest Oil & Gas, and STP Cherokee and "Credit Party" means any one of them.

           "Debt" of any Person means, to the extent of such Person's liability,
      (a) all items of indebtedness for borrowed money, obligations, and liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or several, contingent or otherwise), which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any Lien existing on Property of such Person or a Subsidiary of such Person, (b) the deferred purchase price of Property or services and direct and contingent obligations incurred in connection with letters of credit and similar agreements and obligations as a lessee under leases which have been, or which in accordance with GAAP should be, capitalized for financial reporting purposes, (c) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person with respect to obligations of other Persons of the types described in clauses (a) and/or (b) preceding, (d) liabilities of unfunded vested benefits under any Plan, (e) all net obligations with respect to Derivative Contracts and (f) all obligations to supply funds to, invest in or maintain working capital or equity capital of any other Person, or otherwise to maintain the net worth or solvency or any balance sheet condition of any other Person.

           "Debtor  Relief  Laws"  means  the  Bankruptcy  Code  and  all  other
      applicable   liquidation,    conservatorship,    bankruptcy,   moratorium,
      rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws or general equitable principles from time to time in effect affecting the Rights of creditors generally.

           "Default Rate" means a per annum rate of interest equal to the Base Rate plus six percent (6%).

           "Derivative Contracts" means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering oil and gas commodities or prices or financial, monetary or interest rate instruments.

           "EDGAR" means the Electronic Data Gathering, Analysis and Retrieval program operated by the SEC pursuant to Regulation ST of the General Rules and Regulations of the SEC under the Securities Act of 1933, and shall include any successor program.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any or all of the Credit Parties within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA  Event" means (a) a  Reportable  Event with respect to a Plan;
      (b) a withdrawal by any or all of the Credit Parties or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any or all of the Credit Parties or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or
      Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

      or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any or all of the Credit Parties or any ERISA Affiliate.

           "Event of Default" means any of the events specified in Section 7.1, provided that the requirements, if any, for the giving of notice, the lapse of time, or both, or any other condition specified in Section 7.1 have been satisfied.

           "Facility Rate" means a per annum rate of interest equal to the Base Rate plus three percent (3%).

           "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the average as determined by the Lender of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of federal funds transactions in New York, New York selected by the Lender.

           "Financial Statements" means statements of financial condition, as at the point in time and for the period indicated, and consisting of at least a balance sheet and related statements of operations, changes in shareholders' equity and cash flow.

           "GAAP" means, generally accepted accounting principles established by the Financial Accounting Standards Board and in effect in the United States from time to time during the term of this Agreement and applied on a basis consistent with that adopted in the Financial Statements to be delivered to the Lender pursuant to the provisions of this Agreement.

           "Guarantors" has the meaning indicated in the opening paragraph hereof, and "Guarantor" means any one of the Guarantors.

           "Guaranty Agreement" means a general continuing guaranty executed by a Guarantor in favor of the lender, in substantially the form attached hereto as Exhibit III with appropriate completions, as the same may be amended, supplemented, or modified from time to time, and "Guaranty Agreements" means more than one Guaranty Agreement.

           "Hazardous Substances" means any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Superfund Amendments and Reauthorization Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; or any other law, statute, ordinance, rule, regulation or order now or hereafter enacted or promulgated by any governmental authority with jurisdiction and relating to the protection of the environment.

           "Highest Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest (if any) that, at the time in question, would not cause the interest charged on the Obligations owed to the Lender to exceed the maximum amount that the Lender would be allowed to contract for, charge, take, reserve or receive under applicable Law after taking into account, to the extent required by applicable Law, all relevant payments and charges under the Loan Documents.

           "Intercompany Loans" shall mean loans and other extensions of credit between any of the Credit Parties and/or their wholly-owned Subsidiaries to the extent made expressly subordinate to the Obligations.

           "Investment" in any Person means any stock, bond, note or other evidence of Debt or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

           "Laws" means all applicable statutes, laws, ordinances, rules, rulings, interpretations, regulations, judgments, requirements, governmental authorizations (including licenses, permits, franchises and other governmental consents necessary for the ownership or operation of Property), orders, writs, injunctions or decrees (or interpretations of any of the foregoing) of any political subdivision, state, commonwealth, nation, country, territory, possession, county, parish, municipality or Tribunal.

           "Lender" has the meaning indicated in the opening paragraph hereof.

           "Lien" means any lien, charge, claim, restriction, mortgage, mechanic's lien, materialmen's lien, pledge, hypothecation, inchoate lien, assignment, deposit arrangement, conditional sale or other title retention agreement, financing lease, security interest, security agreement or other encumbrance, whether arising by contract or under Law, and includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, leases and other title exceptions and the filing of any financing statement under the Uniform Commercial Code of the State of Texas or comparable Law of any jurisdiction.

           "Liquid Investments" means Investments in (a) United States government issued securities, obligations of the United States government or any agency thereof and any obligations guaranteed by the United States government with maturities of not more than one year from the date of acquisition, (b) certificates of deposit, time deposits, Eurodollar time deposits or bankers' acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any bank or financial institution organized under the Laws of the United States or any state thereof or any branch or agency of a non-United States commercial bank licensed to conduct business in the United States having combined capital and surplus of at least $500,000,000.00, and (c) commercial paper of an issuer with a rating in one of the two highest rating categories of Standard and Poor's Rating Service or Moody's Investor Service, Inc. at the time of acquisition and with maturities of no more than twelve (12) months from the date of acquisition thereof.

           "Litigation"   means   any   proceeding,   claim,   lawsuit,   and/or
      investigation conducted, or threatened and known to the Person in question, by or before any Tribunal.

           "Loan  Documents"  means  this  Agreement,  the  Note,  the  Security
      Documents, the Guaranty Agreements, the Warrant, the Warrant Purchase Agreement, the Subordination Agreement and all other notes, mortgages, deeds of trust, restatements, ratifications and amendments of mortgages, deeds of trust, financing statements, guaranties, security agreements, pledge agreements, documents, instruments and other agreements now or hereafter delivered pursuant to the terms of, or in connection with, this Agreement, the Obligations and/or the Collateral, and all renewals, extensions and restatements of, and amendments and supplements to any or all of the foregoing.

           "Loans" means the loans and extensions of credit by the Lender to or for the account of any or all of the Credit Parties pursuant to this Agreement.

           "Marketable Title" means record title free and clear from reasonable doubt as to matters of law and fact such that a prudent operator of Oil and Gas Properties, advised of the facts and their legal significance, would willingly accept.

           "Material Adverse Effect" means a material adverse change in or material adverse effect on (a) the assets, liabilities, operations, business, or financial condition of any or all of the Credit Parties, (b) the ability of any or all of the Credit Parties to meet their respective Obligations under any of the Loan Documents on a timely basis as provided herein or therein or (c) the legality, validity, binding effect or enforceability against a Credit Party of any Loan Document to which it is a party.

           "Mortgaged Properties" shall mean Oil and Gas Properties of the Credit Parties subject to the Liens of the Security Documents from time to time to secure the Debt evidenced by the Note.

           "Multi-employer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which any or all of the Credit Parties or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three (3) calendar years, has made, or been obligated make, contributions.

           "Note" means that certain promissory note in the face amount of $20,000,000.00 dated of even date herewith made by the Borrower to the order of the Lender, in the form attached hereto as Exhibit I, together with all deferrals, renewals or extensions thereof, which promissory note shall evidence the Advances made to the Borrower by the Lender pursuant to
      Section 2.1 and funds advanced and applied pursuant to Section 2.8.

          "Obligations" means all present and future loans, advances, indebted-ness, obligations, covenants, duties and liabilities, and all renewals for any period,increases and extensions thereof,or any part there of, now or hereafter owing to the Lender by any or all of the Credit Parties arising from or pursuant to any of the Loan Documents, together with all interest accruing thereon, and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all other indebtedness or obligations of any type whatsoever now or hereafter owing to the Lender by any or all of the Credit Parties, whether or not in connection with any of the Loan Documents.

           "Oil and Gas Properties" means fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to properties situated in the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

           "PBGC" means the Pension Benefit Guaranty Corporation, or any governmental entity succeeding to any of its principal functions under ERISA.

           "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which any or all of the Credit Parties sponsor, maintain, or to which any or all of the Credit Parties make, are making, or are obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

           "Permitted Liens" means: (a) Liens for Taxes, not yet due or which are being Contested in Good Faith; (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old age pension or public liability obligations which are not yet due or which are being Contested in Good Faith; (c) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other similar Liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any Property in respect of obligations which are not yet due or which are being Contested in Good Faith; (d) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of business to secure amounts owing, which amounts are not yet due or are being Contested in Good Faith; (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons; (f) Liens created in favor of the Lender securing Obligations hereunder and other Liens expressly permitted under the Security Documents; (g) easements, rights-of-way, restrictions and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the owner of the Property or materially detract from the value or use of the Property to which they apply; (h) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the owner of the relevant Property acquired such Property; (i) Liens securing the purchase price or existing under conditional sale or title retention contracts for equipment purchased in the normal course of business of any of the Credit Parties, provided that such Lien shall not extend to or cover any other Property of any of the Credit Parties; and (j) Liens in favor of Wells Fargo Bank as agent, securing Debt governed by the Senior Credit Agreement.

           "Ponderosa" has the meaning indicated in the opening paragraph hereof.

           "Ponderosa   Gathering   System"  means  that  certain  gas  pipeline
      gathering  system  and  salt  water  disposal  system  more   particularly
      described on Exhibit V attached hereto.

           "Person"   means   any   individual,   sole   proprietorship,   firm,
      corporation, trust, association, institution, partnership, joint venture, limited liability company, Tribunal or other entity.

           "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which any or all of the Credit Parties sponsor, maintain or to which any or all of the Credit Parties make, are making or are obligated to make contributions and includes any Pension Plan.

           "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

           "Proved Developed Producing Reserves" means those reserves denominated as such and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating oil and gas reserves.

           "Proved Reserves" means those reserves denominated as such and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating oil and gas reserves.

           "Quest Oil and Gas" has the meaning indicated in the opening paragraph hereof.

          "Quest Energy Service" means Quest Energy Service, Inc., a Kansas corporation.

           "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

           "Responsible Officer" means the president or any vice president, treasurer, chief financial officer or chief accounting officer of each Credit Party.

           "Rights" means rights, remedies, powers and privileges.

           "SEC" means the Securities and Exchange Commission of the United States of America, and includes any successor agency.

           "Section" or "Subsection" means a section or subsection in this Agreement unless specified otherwise.

           "Security Documents" means the documents described in Subsections 3.1(c)(8) of this Agreement and all other documents now or hereafter existing which provide the Lender with Collateral, as the same may be amended or restated from time to time.

           "Senior Credit Agreement" means that certain Credit Agreement dated of even date herewith by and among the Borrower, as borrower, the other Credit Parties, and Wells Fargo Bank, as lender and agent, and the other lenders thereto, as such Credit Agreement may be amended from time to time.

           "Senior Credit Borrowing Base" means the "Borrowing Base" as defined in and determined pursuant to the terms of the Senior Credit Agreement.

           "Senior Debt" means the Debt of the Borrower owed to the Senior Lenders and governed by the Senior Credit Agreement.

           "Senior Lenders" means from time to time the Persons who are party as "Banks" and their "Affiliates" as defined under the Senior Credit Agreement.

           "Solvent" means, as to any Person at any time, that (a) the fair value of all of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital.

           "Subordination Agreement" means that certain Subordination Agreement dated of even date herewith by and among the Lender, Wells Fargo Bank, as agent for the Senior Lenders, and the Credit Parties, as amended from time to time.

           "Subsidiary" of any Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

           "STP" means STP, Inc., an Oklahoma corporation, prior to its name change to STP Cherokee, Inc.

           "STP Cherokee" has the meaning indicated in the opening paragraph hereof.

           "STP  Cherokee  Gathering  System"  means that  certain gas  pipeline
      gathering  system  and  salt  water  disposal  system  more   particularly
      described on Exhibit VI attached hereto.

           "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or charges, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Tribunal.

           "Termination Date" means December 7, 2005.

           "Tribunal" means any court, governmental department or authority, commission, board, bureau, agency, arbitrator or instrumentality of any state, political subdivision, commonwealth, nation, territory, county, parish or municipality, whether now or hereafter existing, having jurisdiction over the Lender, any of the Credit Parties or any of their respective Property.

           "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a) (16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable Plan year.

           "Unmatured Event of Default" means any event or occurrence which solely with the lapse of time or the giving of notice or both will ripen into an Event of Default.

           "Warrant" means a Warrant, in the form attached hereto as Exhibit VII, issued by the Borrower to the Lender to purchase 1,600,000 shares of common stock of the Borrower.

           "Warrant Purchase Agreement" means that certain Warrant Purchase Agreement in the form attached hereto as Exhibit VIII, governing , among other things the issuance of the Warrant.

           "Wells Fargo Bank" means Wells Fargo Bank Texas, N.A., a national banking association, and its successors.

      1.2 Accounting Terms. All accounting and financial terms used in any of the Loan Documents and the compliance with each covenant contained in the Loan Documents that relates to financial matters shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated in such Loan Documents.

      1.3 Number and Gender of Words. Whenever the singular number is used in any Loan Document, the same shall include the plural where appropriate, and vice versa; words of any gender in any Loan Document shall include each other gender where appropriate; and the words "herein," "hereof," "hereunder" and other words of similar import refer to the relevant Loan Document as a whole and not to any particular part, section or subdivision thereof.

                                    ARTICLE 2
                                TERMS OF FACILITY

      2.1 Revolving Commitment. Subject to the terms and conditions (including, without limitation, the right of the Lender to terminate the Commitment hereunder upon an Event of Default) and relying on the representations and warranties contained in this Agreement and the other Loan Documents, from time to time until the Termination Date, the Lender agrees to make Advances to the Borrower following receipt by the Lender of a Borrowing Request on or before 10:00 a.m. Central Standard or Daylight Savings Time, as the case may be, one
(1) Business Day prior to the date of the requested Advance, in such amounts as the Borrower may request, provided, however, that each Advance shall be in an amount not less than $50,000.00 and no Advance shall be made which will cause the sum of all outstanding Advances to exceed the Commitment Limit and further provided however, the initial advance shall be as of the date of execution of the Agreement in the amount of $5,000,000.00.

         The Borrower may transmit Borrowing Requests to the Lender by mail, personal delivery, telefacsimile, telex or other method; but the Lender shall not be obligated to make Advances on the requested date unless the Lender has received, on or before 10:00 a.m. Central Standard or Daylight Savings Time, as the case may be, one (1) Business Day prior to such date a Borrowing Request.

           Subject to the conditions and limitations set forth in this Agreement, the Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Termination Date, either the entire Commitment Limit or any lesser sum.

           Such Advances made by the Lender to the Borrower shall be made at the office of the Lender at 1000 Louisiana, Suite 600, Houston, Texas 77002 and shall be evidenced by the Note.

      2.2 Advances and Payments Under the Note. The Lender shall maintain an account on its books in the name of the Borrower reflecting the amount of all Advances and other Loans made by the Lender and each payment made by the Borrower. The aggregate unpaid amount of such Advances and Loans reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amounts owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and the other Loan Documents and interest accrued on such amounts calculated in accordance with this Agreement.

      2.3 Repayment Provisions. Interest as it accrues on principal amounts evidenced by the Note and calculated as provided herein and in the Note shall be due and payable by the Borrower (a) at the end of each calendar quarter commencing December 31, 2002 and continuing thereafter on the last day of each succeeding calendar quarter while any amount remains owing on the Note and (b) on the date the principal Debt evidenced by the Note is paid in full, the interest payment in each instance to be that which has been earned and remains unpaid.

           All outstanding principal Debt evidenced by the Note shall be repayable by the Borrower on the Termination Date.

           Certain of the Security Documents contain an assignment unto and in favor of the Lender of all oil, gas and other minerals produced and to be produced from or attributable to the Mortgaged Properties together with all of the revenues and proceeds attributable to such production, and such Security Documents further provide that all such revenues and proceeds which may be so collected by the Lender pursuant to such assignment shall be applied to the payment of the Note and the satisfaction of all other Debt to be secured by such Security Documents. So long as the Borrower owes Debt governed by the Senior Credit Agreement, any such assignment as it relates to the Mortgaged Properties shall be subordinate to all Rights of Wells Fargo Bank, as agent, under the Senior Credit Agreement. The Lender and the Credit Parties expressly acknowledge and agree that so long as no Event of

Default shall have occurred and be continuing, the Lender shall be entitled only to repayment on the Note as set forth above, and the Credit Parties, to the extent of their Rights apart from this Agreement, shall be entitled to receive all proceeds from the sale of production. In connection with the rights of the Lender to all proceeds of production, upon the occurrence and continuation of an Event of Default (only if the Debt governed by the Senior Credit Agreement has been repaid in full), each of the Credit Parties hereby grants the Lender a power of attorney, which power is coupled with an interest and is irrevocable, to complete in all respects and deliver to the addressee the letter transfer orders to which they are a party executed in connection with the Security Documents.

           All payments required pursuant to this Agreement on the Debt evidenced by the Note shall be made in immediately available funds; shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m. on any Business Day; and shall be made at the offices of the Lender at 1000 Louisiana, Suite 600, Houston, Texas 77002, provided, however, the Lender may, upon notice to the Borrower, designate a different place of payment.

     2.4 Determinations. (a) The initial Borrowing Base is hereby established at $7,500,000.00.

           (b) The Borrowing Base shall be redetermined by the Lender for each Borrowing Base Period commencing April 1, 2003, and effective as of the date set forth in a notice of redetermination delivered to the Borrower.

           (c) The determination of the Borrowing Base shall be made, at the sole discretion of the Lender, by reviewing the estimates of the projected rate of production and projected revenues from the Borrowing Base Properties and such other credit factors (including, without limitation, the assets, liabilities, cash flow, current Derivative Contracts, business, properties, prospects, management and ownership of the Credit Parties and the Senior Creditor Borrowing
Base) as the Lender in its sole discretion deems significant. The Lender may make adjustments, in good faith and at its sole discretion and in accordance with its customary practices, to such estimates of the projected rate of production and projected revenues.

           (d) In addition to scheduled Borrowing Base redeterminations pursuant to Subsection 2.4(b), the Lender may cause a redetermination of the Borrowing Base at any time. Upon written request by the Lender to the Borrower, the Borrower shall furnish additional reports with respect to the Borrowing Base Properties, which additional reports shall be in form and substance satisfactory to the Lender, prepared by Cawley, Gillespie & Associates, Inc. or another independent petroleum engineer or firm of engineers satisfactory to the Lender, which shall set forth, as of the date the Lender indicates, any material additions to, deletions from or any other material changes in the Proved Reserves attributable to the Borrowing Base Properties reflected in the report most recently furnished to the Lender as provided pursuant to Section 5.5. The Lender shall redetermine the Borrowing Base in accordance with the procedures set forth in Subsection 2.4(c) which redetermined Borrowing Base shall then be the effective Borrowing Base until further redetermination.

           (e) Notwithstanding anything to the contrary herein, the Lender shall not set the Borrowing Base higher than the then existing Borrowing Base without the prior written consent of the Senior Lenders. If the Lender redetermines the Borrowing Base pursuant to this Section 2.4, such redetermination is higher than the existing Borrowing Base and the Lender does not receive written consent from the Senior Lenders for such higher redetermination, the amount of the Borrowing Base shall continue to be the then existing Borrowing Base.

      2.5 Interest Rates. Principal amounts of Advances outstanding under the Note shall bear interest at the lesser of (a) the Facility Rate, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six
(366) days, as the case may be, or (b) the Highest Lawful Rate, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six
(366) days, as the case may be, and if no Highest Lawful Rate exists, all outstanding Advances under the Note shall bear interest at the Facility Rate, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be,.

      Should default occur in the payment of the Note and collection proceedings be instituted, all past due interest and principal under the Note shall bear interest at the lesser of (a) the Default Rate, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, or (b) the Highest Lawful Rate, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and if no Highest Lawful Rate exists, all past due interest and principal under the Note shall bear interest at the Default Rate, calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six
(366) days, as the case may be.

      2.6 General Provisions Relating to Interest. It is the intention of the parties hereto to comply strictly with the applicable usury Laws as in effect from time to time; and in this connection, there shall never be taken, reserved, contracted for, collected, charged or received on any Loan or any other Obligation interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 303 of the Texas Finance Code, as amended, the Credit Parties agree that the Highest Lawful Rate shall be the "weekly rate ceiling" as defined in such chapter, provided that the Lender may also rely, to the extent permitted by applicable Laws, on alternative maximum rates of interest under such other applicable Laws, if greater.

           If under any circumstances the aggregate amount paid on the Obligations includes amounts that are by Law deemed to be interest which exceed the Highest Lawful Rate (the "excess interest"), the Credit Parties stipulate that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable Laws, the result of mathematical error on the part of the Credit Parties and the Lender, and the Lender shall promptly credit the amount of such excess interest on the principal amount of the outstanding Obligations, or if the principal amount of the Obligations shall have been paid in full, refund the excess interest to the Borrower. In the event that the maturity of the Note is accelerated by reason of an election of the Lender resulting from any Event of Default or by reason of operation of Subsection 7.3(a), or in the event of any prepayment, then such consideration that constitutes interest under Laws applicable to the Lender may never exceed the Highest Lawful Rate, and excess interest, if any, provided for in the Note, this Agreement or otherwise shall be canceled automatically by the Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower.

           All sums paid, or agreed to be paid, to the Lender for the use, forbearance, and detention of the proceeds of the Loans shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full term of the Obligations until paid in full so that the actual rate of interest is uniform, but does not exceed the Highest Lawful Rate, throughout the full term hereof.

      2.7 Increase in Borrowing Base Fee. The Borrower shall pay to the Lender as a fee for any increase in the Borrowing Base resulting from redeterminations under Section 2.4 hereof to an amount greater than any previously established Borrowing Base, a fee equal to one percent (1%) of the amount by which the Borrowing Base was increased from the amount of the previously established highest Borrowing Base. Any fee arising under this Section 2.7 is to be paid upon the effective date of the related Borrowing Base increase.

      2.8 Loans to Satisfy Obligations. The Lender may, but shall not be obligated to, make Loans and apply proceeds thereof to the satisfaction of any warranty, representation, covenant or other Obligation of any or all of the Credit Parties contained in this Agreement or the other Loan Documents and which are necessary, in the good faith opinion of the Lender, to enforce its Rights, protect or preserve the Collateral or the Liens thereon in favor of the Lender and the priorities thereof, or avoid a Material Adverse Effect. Unless such notice will impair the ability of the Lender to enforce its Rights, result in the diminution of the value of the Collateral or impair the Lender at its reasonable discretion, the Lender shall give the Borrower three (3) Business Days prior written notice of the violation of warranty, representation, covenant or other Obligation violation prior to the making of such Loan. Any funds so advanced and applied shall be evidenced by the Note, shall be payable on demand and shall bear interest at the Default Rate from the time of the making of such Loan until the time of repayment.

      2.9 Voluntary Prepayment. The Borrower shall have the right and option to prepay, at any time without premium or penalty, all or any part of the balance outstanding on the Note. Any such prepayments of Debt evidenced by the Note shall be applied first to the payment of accrued and unpaid interest thereon and then to the reduction of principal.

      2.10 Mandatory Prepayment or Actions in Lieu Thereof. At any time the outstanding principal Debt evidenced by the Note shall be in excess of the Borrowing Base as then determined, the Borrower shall immediately, but in no event later than thirty (30) days following any such determination, at the Borrower's election: (a) prepay the principal Debt evidenced by the Note in an aggregate amount at least equal to such excess; or (b) give written notice to the Lender that it shall elect to repay such excess in six (6) equal monthly installments.

      If the Borrower elects to repay such excess in six (6) installments, each of such installments shall equal one-sixth (1/6th) of such excess, the first of such installments shall be due and payable at the same date the Lender receives written notice of the Borrower's election as set forth above and such installments shall thereafter be due and payable monthly on the same day of the month as the first installment was due and payable and shall continue until such excess no longer exists.

      2.11 Warrant. As consideration for the Commitment and in addition to interest accruing on principal evidenced by the Note, the Borrower agrees to convey to the Lender at Closing, as an additional charge, the Warrant.

      2.12 Subordination. The Borrower is incurring Senior Debt to the Senior Lenders under the Senior Credit Agreement. Repayments of the Debt governed by this Agreement, including under Sections 2.3, 2.9 and 2.10 hereof, shall be subordinated, to the extent and manner set forth in the Subordination Agreement, to the prior payment in full of the Senior Debt. The priority of Liens created under the Security Documents and the rights and remedies of the Lender hereunder and are subject to the terms of the Subordination Agreement.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

      3.1 Conditions to Execution by Lender and Advances. The execution and delivery of this Agreement by the Lender and the making of the Advances pursuant to Section 2.1 is subject to the fulfillment of the following conditions precedent, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

           (a) Evidence satisfactory to the Lender that (i) Stp, Inc. has legally and effectively changed its name to STP Cherokee, Inc. (such evidence shall include sufficient documentation, in form and substance satisfactory to the various county clerks and recorders of mortgages in which the Security Documents to which STP is a party may be recorded, for recordation in the various counties and jurisdictions); (ii) the Borrower and Jerry D. Cash shall have, upon terms satisfactory to the Lender completed their stock-for-stock exchange by which STP Cherokee shall have been made a wholly owned Subsidiary of Borrower; and (iii) all requisite approvals and consents for such exchange have been duly obtained.

           (b) Evidence satisfactory to the Lender that Ponderosa has acquired, upon terms satisfactory to the Lender, the gas marketing business of Bonanza;

           (c)  The  Lender  shall  have  received  the   following   documents,
      appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

           (1) This Agreement executed by the Credit Parties;

           (2) The Note executed by the Borrower;

           (3) Certificates of the appropriate Tribunals of the respective state of incorporation, dated reasonably near the Closing Date, to the effect that attached thereto are the articles of incorporation of the Borrower and each of the Guarantors and that each is duly formed and in good standing with respect to the payment of all franchise or similar Taxes;

           (4) Certificates of the appropriate Tribunals of all jurisdictions wherein the Property owned or business conducted by the Borrower and each of the Guarantors makes such qualification necessary, dated reasonably near the Closing Date, to the effect that each of the Borrower and Guarantors is duly qualified as a foreign corporation in such jurisdictions and is in good standing with respect to the payment of franchise and similar Taxes;

           (5) A copy of the by-laws of each of the Borrower and the Guarantors and all amendments thereto, each accompanied by a certificate issued by the secretary of the relevant Credit Party that such copies are correct, complete and in force and effect as of the Closing Date;

           (6) Certificate of incumbency and signatures of all officers of each of the Borrower and the Guarantors who will be authorized to execute those of the Loan Documents to which such Credit Party is a party executed by secretary for the relevant Credit Party;

           (7) A copy of the resolutions of the board of directors of each of the Borrower and the Guarantors approving those of the Loan Documents to which such Credit Party is a party and authorizing the transactions contemplated therein, duly adopted and accompanied by a certificate of the secretary for the relevant Credit Party that such copy is a true and correct copy of resolutions duly adopted by the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the Closing Date;

           (8) The following documents creating, evidencing and perfecting Liens in favor of the Lender to secure the Obligations:

                    (i) A Mortgage, Security Agreement,  Financing Statement and
               Assignment of Production from Quest Oil &

               Gas in favor of the Lender covering the Borrowing Base Properties owned by Quest Oil & Gas as of the date of this Agreement;

                    (ii) Financing  Statements  from  Quest  Oil  & Gas covering accounts from the sale of oil and gas produced from such Oil and Gas Properties described in (i) above and equipment and other personal property associated therewith;

                    (iii) undated  letter transfer  orders directed to the party remitting to Quest Oil & Gas proceeds from the sale of production from such Oil and Gas Properties described in (i) above and instructing that such proceeds be remitted to the Lender for the account of the Borrower;

                    (iv) Security  Agreementfrom Quest Oil & Gas in favor of the
               Lender covering the Derivative Contracts entered into by Quest Oil & Gas from time to time;

                    (v) Financing  Statements  from  Quest  Oil & Gas associated with the Security Agreement described in (iv) above;

                    (vi) A Mortgage, Security Agreement, Financing Statement and
               Assignment of Production from STP Cherokee in favor of the Lender covering the Borrowing Base Properties located in Kansas owned by STP Cherokee as of the date of this Agreement and the portion of the STP Cherokee Gathering System located in Kansas;

                    (vii) Financing   Statements  from  STP  Cherokee   covering
               accounts from the sale of oil and gas produced from such Oil and Gas Properties described in (vi) above and equipment and other personal property associated therewith, and the personal property associated with the STP Cherokee Gathering System;

                    (viii) A  Mortgage,   Deed  of   Trust,  Security Agreement,
               Financing Statement and Assignment of Production from STP Cherokee in favor of the Lender covering the Borrowing Base
               Properties located in Oklahoma owned by STP Cherokee as of the date of this Agreement and the portion of the STP Cherokee Gathering System located in Oklahoma;

                    (ix) Financing   Statements   from  STP   Cherokee  covering
               accounts from the sale of oil and gas produced from such Oil and Gas Properties described in (viii) above and equipment and other personal property associated therewith, and the personal property associated with the STP Cherokee Gathering System;

                     (x) undated letter  transfer  orders  directed to the party remitting to STP Cherokee proceeds from the sale of production from such Oil and Gas Properties described in (vi) and (viii) above and instructing that such proceeds be remitted to the Lender for the account of the Borrower;

                     (xi) Security  Agreement  from STP Cherokee in favor of the
                Lender covering the Derivative Contracts entered into by STP Cherokee from time to time;

                     (xii) Financing  Statements  from  STP  Cherokee associated with the Security Agreement described in (xi) above;

                     (xiii) Mortgage,  Security  Agreement, Financing  Statement and Assignment of Profits from Ponderosa covering the Ponderosa Gathering System;

                     (xiv) Financing  Statements  from  Ponderosa  covering  the
                personal  property  associated  with  the  Ponderosa   Gathering
                System;

                     (xv) Security Agreement from the Borrower  covering  all of the capital stock of each of the Guarantors; and

                     (xvi) Financing Statement from the Borrower relating to all of the capital stock of each of the Guarantors;

           (9)  The Guaranty Agreements executed by each of the Guarantors;

           (10) The Warrant executed by the Borrower;

           (11) The Warrant Agreement executed by the Borrower; and

           (12) Such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents, to the extent contemplated by and not inconsistent with the other terms and provisions of this Agreement;

           (d) The representations and warranties contained in Article 4 shall be true and correct in all material respects on the date of execution of this Agreement;

           (e) No Event of Default or Unmatured Event of Default shall have occurred and be continuing;

           (f) The Lender shall have approved in all respects, at its discretion, the Borrowing Base Properties existing as of the date of this Agreement, including, without limitation, title to and the environmental status of such Borrowing Base Properties;

           (g) The Credit Parties and the Senior Lenders shall have closed the credit facility governed by the Senior Credit Agreement and the Senior Lenders shall commit to fund the Borrower $7,500,000.00 thereunder;

           (h)  The  Subordination   Agreement  shall  have  been  executed  and
      delivered by Wells Fargo Bank as agent for the Senior Lenders, and acknowledged by the Credit Parties;

           (i) The Lender shall have received an opinion of counsel of each of the Credit Parties as to due incorporation and authorization to enter into and enforceability of the Loan Documents and perfection as to the Security Documents to which each such Person is a party; and

           (j) All legal matters incident to the execution of this Agreement shall be satisfactory to the firm of Henderson & Hammon, L.L.P., special counsel for the Lender.

      3.2 Further Conditions to Each Advance Pursuant to Section 2.1. The obligation of the Lender to make any Advance pursuant to Section 2.1 is subject to the fulfillment of the following further conditions precedent:

           (a) The representations and warranties contained in Article 4 shall be true and correct in all material respects as of the date of Advance;

           (b) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or will have occurred at the completion of making the Advance;

           (c) No  Material   Adverse  Effect  shall  have  occurred  since  the
      Closing Date;

           (d) The   Lender  shall  have  received  a   Borrowing  Request   and
      Compliance Certificate;

           (e) The Lender shall have approved in all respects, at its discretion in accordance with its customary lending practices, any Oil and Gas Properties of the Credit Parties being or having been added as Borrowing Base Properties since the last Advance, including, without limitation, title to and the environmental status of such additional Borrowing Base Properties; and

           (f) All legal matters incident to the consummation of such Loan shall be satisfactory to the then special counsel for the Lender.


                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

           To induce the Lender to enter into this Agreement and to make the Advances hereunder, each of the Credit Parties represents and warrants to the Lender (which representations and warranties shall survive the delivery of the Note and the making of the Advances) that:

      4.1 Existence and Good Standing. The Borrower is a corporation, duly formed, legally existing and in good standing under the Laws of the State of Nevada. Each of Ponderosa and Quest Oil & Gas is a corporation duly formed, legally existing and in good standing under the laws of the State of Kansas. STP Cherokee is a corporation, duly formed, legally existing and in good standing under the Laws of the State of Oklahoma. Each of the Credit Parties is duly qualified and in good standing as a foreign limited liability company in all jurisdictions wherein the Property owned or business conducted by such Credit Party makes such qualification necessary.

      4.2 Due Authorization. The execution and delivery by each of the Credit Parties of this Agreement and the borrowings hereunder by the Borrower, the execution and delivery by the Borrower of the Note, the execution and delivery by each of the Credit Party of the other Loan Documents to which each respective Credit Parties is a party, the repayment of the Loans and interest and fees provided in the Note and this Agreement and the performance of all Obligations of each of the Credit Parties under this Agreement and the other Loan Documents to which each respective Credit Party is a party, are within the corporate power of each of the Credit Parties, have been duly authorized by all necessary corporate action and do not (a) require the consent of any Tribunal or other Person which has not been obtained, (b) contravene or conflict with any provision of applicable Law, or the articles of incorporation or by-laws of such Credit Party, (c) contravene, conflict with or result in a default under any indenture, instrument, contract or other agreement to which such Credit Party is a party or by which its Properties may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any of the Property of such Credit Party, other than Permitted Liens.

      4.3 Valid and Binding Obligations. This Agreement and the other Loan Documents to which any of the Credit Parties is a party constitute valid and binding obligations of such Credit Party, enforceable in accordance with their respective terms, except as limited by Debtor Relief Laws.

      4.4 Scope and Accuracy of Financial Statements. The (a) annual audited consolidated Financial Statements of the Borrower, Ponderosa, Quest Oil & Gas and Quest Energy Service as of May 31, 2002, including any schedules and notes pertaining thereto, (b) reviewed year-end Financial Statements of STP, Inc. as of December 31, 2001, (c) reviewed year-end "carved out" pro forma Financial Statements of STP, Inc. as of December 31, 2001 and (d) pro forma consolidated Financial Statements of the Borrower, Ponderosa, Quest Oil & Gas, Quest Energy Service and STP, Inc. as of December 31, 2001, which have been delivered to the Lender have been prepared in accordance with GAAP and fairly and accurately present the financial condition and the results of the operations thereof in all material respects, as of the dates and for the periods stated therein..

      4.5 Liabilities and Litigation. Except for (a) liabilities shown in the consolidated Financial Statements described in Section 4.4 and (b) liabilities incurred in the ordinary course of business since the date of such Financial Statements, none of the Credit Parties have any material liabilities of any nature, direct or contingent; and none of the Credit Parties is in default with respect to any such material liabilities or any material agreements by which it is bound.

           There is no judgment against any of the Credit Parties, nor is there any Litigation or other action of any nature pending before any Tribunal or, to the knowledge of any of the Credit Parties, threatened against or affecting any of the Credit Parties or their respective Property.

      4.6 Title to Assets. Each of the Credit Parties has Marketable Title to the Oil and Gas Properties and gathering assets for which such Credit Party has executed and delivered to the Lender a Security Document purporting to encumber such Property or which such Credit Party otherwise purports to own, free and clear of all Liens, except for Permitted Liens. The Oil and Gas Properties set forth as Exhibit IV, the Ponderosa Gathering System and the STP Cherokee Gathering System are all of the Oil and Gas Properties and gathering assets owned by the Credit Parties

      4.7 Initial Reserve Report. The Borrower has heretofore delivered to the Lender true and complete copies of reports prepared by Cawley Gillespie &

Associates, Inc. dated effective March 1, 2002 relating to an evaluation of oil and gas reserves attributable to the Borrowing Base Properties described therein. To the knowledge of the Credit Parties, (a) the assumptions stated or used in the preparation of such reserve report are reasonable, (b) all information furnished by the Credit Parties taken as a whole, for use in the preparation of such reserve report was accurate in all material respects, (c) to the best each Credit Party's knowledge there has been no material adverse change in the amount of the estimated oil and gas reserves shown in such reserve report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, and (d) such reserve report does not omit any statement or information necessary to cause the same not to be misleading to the Lender in any material respect.

      4.8 Gas Imbalances. There are no gas imbalances, take or pay or other prepayments with respect to any of the Borrowing Base Properties in excess of $100,000 which would require any of the Credit Parties to deliver oil and gas produced from any of the Borrowing Base Properties at some future time without then or thereafter receiving full payment therefore.

      4.9 Authorizations and Consents. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (except for filings required to perfect and maintain perfection of the Liens created by the Security Documents) with, any Tribunal or any third Person is required to authorize, or is otherwise required in connection with, the valid execution, delivery and performance by any of the Credit Parties of this Agreement, the other Loan Documents to which any of the Credit Parties is a party or any other agreement contemplated hereby or the repayment by the Credit Parties of the Obligations.

      4.10 Compliance with Laws. Neither the business nor any of the activities of any of the Credit Parties as presently conducted violates any applicable Law, the result of which violation would have a Material Adverse Effect. Each of the Credit Parties possesses all licenses, approvals, registrations, permits and other authorizations necessary to enable and to carry on its respective businesses in all material respects as now conducted. All such licenses, approvals, registrations, permits and other authorizations are in full force and effect. Furthermore, none of the Credit Parties has any reason to believe that it will be unable to obtain the renewal of any such licenses, approvals, registrations, permits and other authorizations in due course.

     4.11 Proper Filing of Tax Returns and Payment of Taxes Due. Each of the Credit Parties has duly and properly filed all Tax returns which are required to be filed and has paid all Taxes due pursuant to such returns or pursuant to any assessment received, except such Taxes, if any, as are being Contested in Good Faith. The charges and reserves on the books of each Credit Party with respect to any Taxes are adequate, and none of the Credit Parties owe any deficiency or additional assessment in a material amount in connection with Taxes.

      4.12 ERISA Compliance.

           (a) Each of the Credit Parties has complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

           (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

           (c) No act, omission or transaction has occurred which could result in imposition on any of the Credit Parties (whether directly or indirectly) of
(i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

           (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any of the Credit Parties has been or is expected by any of the Credit Parties to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

           (e) Full payment when due has been made of all amounts which any of the Credit Parties is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

           (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Credit Parties' most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

           (g) None of the Credit Parties sponsor, maintain or contribute to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the relevant Credit Party in its sole discretion at any time without any material liability.

           (h) None of the Credit Parties sponsor, maintain or contribute to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

           (i) None of the Credit Parties are required to provide security under section 401 (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      4.13 Investment Company Act Compliance. None of the Credit Parties is an "investment company" or directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      4.14 Public Utility Holding Company Act Compliance. None of the Credit Parties is subject to the provisions of the Public Utility Holding Company Act of 1935, as amended.

      4.15 Lien Priority. The Liens created by any or all of the Credit Parties in favor of the Lender under the Security Documents constitute and shall remain Liens securing the Obligations with a priority, subject only to Permitted Liens.

      4.16 Use of Proceeds. All proceeds of Advances made pursuant to this Agreement shall be used, to refinance certain Debt of the Credit Parties, to acquire oil and gas properties, to develop oil and gas properties and for general corporate purposes of the Credit Parties. The proceeds of any Advance are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended; and in violation of Regulations G, U or X.

      4.17 Full Disclosure. All of the Loan Documents and all written statements furnished by any or all of the Credit Parties in connection with the consummation of the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made.

      4.18 Places of Business. The chief executive office and principal place of business of each of the Credit Parties is 5901 N. Western, Suite 200, Oklahoma City,

Oklahoma 73118. All records of each of the Credit Parties are maintained at such offices.

      4.19 Identification Numbers. The Borrower's Federal employer identification number is 88-0182808 and its organizational identification number is C4082-82. Ponderosa's Federal employer identification number is 48-1178535and its organizational identification number is 2333672. Quest Oil & Gas' Federal employer identification number is 48-1183666 and its organizational identification number is 2362853. STP Cherokee's Federal employer identification number is 73-1311723 and its organizational identification number is DB 462878.

      4.20 Subsidiaries. The Borrower owns all of the equity stock in each of Ponderosa, Quest Oil & Gas, Quest Energy Service and STP Cherokee. None of the Credit Parties has any other Subsidiary.

      4.21 Solvency. As of the Closing Date, each of the Credit Parties is solvent.

      4.22 Relationship of Credit Parties. The Credit Parties are engaged in related businesses and each Credit Party is directly and indirectly dependent upon each other Credit Party for and in connection with their business activities and their financial resources. Each Credit Party has determined, reasonably and in good faith, that such Credit Party will receive substantial direct and indirect economic and financial benefits from the extensions of credit and guarantees, as applicable, made under this Agreement, and such extensions of credit are in the best interests of such Credit Party, having regard to all relevant facts and circumstances.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

           So long as any Debt evidenced by the Note remains unpaid or the Lender remains obligated to make Advances, and in absence of written consent of the Lender to the contrary:

      5.1 Maintenance and Access to Records. Each of the Credit Parties will keep adequate records, in accordance with GAAP, of all of their respective transactions so that at any time, and from time to time, their true and complete financial condition may be readily determined and, at the Lender's reasonable request, each of the Credit Parties will make all such respective records available for the Lender's inspection and permit the Lender to make and take away copies thereof.

      5.2 Quarterly Financial Statements. The Borrower will deliver to the Lender, as soon as available but in no event later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, quarterly unaudited Financial Statements of the Borrower and its Subsidiaries on a consolidated and consolidating basis reflecting the financial condition and results of operations of the Borrower and its Subsidiaries as at the end of such period and from the beginning of such year to the end of such quarter, as applicable. Such Financial Statements shall be certified by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP and presenting the consolidated and consolidating financial condition and the results of the operations of the Borrower and its Subsidiaries subject to changes resulting from year-end audit adjustments. Such Financial Statements shall also be accompanied by a certificate showing, in reasonable detail, the Credit Parties' compliance with the financial covenants set forth in the Senior Credit Agreement and as to the Credit Parties' Derivative Contract position.

      5.3 Annual Financial Statements. The Borrower will deliver to the Lender, as soon as available but in no event later than ninety (90) days after the close of each fiscal year of the Borrower, annual audited Financial Statements of the Borrower and its Subsidiaries reflecting the financial condition of the Borrower and its Subsidiaries on a consolidated and consolidating basis, together with a report and opinion issued by a nationally recognized firm of independent certified public accountants or another firm of independent certified public accountants reasonably satisfactory to the Lender, that such Financial Statements fairly present the consolidated and consolidating financial position and results of operations of the Credit Parties for the periods indicated in accordance with GAAP. Such statements shall be accompanied by a certificate of the Chief Financial Officer of the Borrower showing, in reasonable detail, the Credit Parties' compliance with the financial covenants set forth in the Senior Credit Agreement and as to the Credit Parties' Derivative Contract position.

      5.4 Compliance Certificates. The Credit Parties will deliver to the Lender with each Financial Statement delivered pursuant to Sections 5.2 or 5.3 a duly executed Compliance Certificate.

      5.5 Reserve Reports. Commencing March 1, 2003, and semi-annually thereafter, as soon as available but in any event no later than March 1 and September 1 of each year, the Borrower shall deliver (a) a report, in form and substance satisfactory to the Lender, prepared by Cawley Gillespie & Associates, Inc. or another independent petroleum engineer or firm of engineers reasonably acceptable to the Lender, which report shall set forth, as of January 1 or July 1 of such year respectively, projections of future net income from hydrocarbons classified as "Proved Reserves" attributable to all of the Borrowing Base Properties and (b) such
                                       33
other information concerning such Oil and Gas Properties as the Lender may reasonably request, including, without limitation, engineering, geological and performance data.

      5.6 Sales and Production Reports. The Credit Parties will deliver to the Lender, as soon as available and in any event within thirty (30) days after the end of each calendar month, a report summarizing, as requested by the Lender,
(a) the gross volume of sales and actual production during such month from all of the Borrowing Base Properties and current prices being received for such production, (b) any production imbalances, (c) the related severance, gross production, occupation, excise, sales, recording, ad valorem, gathering and other similar taxes, if any, deducted from gross proceeds during such month and
(d) leasehold operating expenses and drilling expenditures attributable thereto and incurred during such month.

      5.7 Edgar Filings. The Borrower will deliver to the Lender promptly following the filing thereof, written notice of each document filed with EDGAR pertaining to the Borrower or its Subsidiaries.

      5.8 Newly Acquired Properties. From time to time, but not less often than once every calendar quarter, each of the Credit Parties shall execute and deliver, as security for the payment of the Note and the performance of the Obligations of the Credit Parties under this Agreement, such Security Documents (each substantially in the form of the similar instrument given pursuant to Subsection 3.1(c)(8) in connection with the Borrowing Base Properties owned by the Credit Parties as of the date of this Agreement) as necessary to create a Lien (in priority subject only to Permitted Liens) on all Oil and Gas Properties and gathering assets acquired by the Credit Parties and not already encumbered by the Security Documents.

      5.9 Title Opinions. On request by the Lender, the Borrower shall have had prepared and delivered to the Lender, title opinions from legal counsel acceptable to the Lender, in form and substance satisfactory to the Lender, evidencing the status of the relevant Credit Party's title to and the Liens in favor of the Lender encumbering those of the Mortgaged Properties designated by the Lender.

      5.10 Statement of Material Adverse Effect. The Borrower shall deliver to the Lender, promptly following a Responsible Officer of any of the Credit Parties having actual knowledge of any Event of Default or event or condition causing or likely to cause a Material Adverse Effect, a statement of a Responsible Officer of the Borrower setting forth the Event of Default or event or condition causing or likely to cause a Material Adverse Effect and the steps being taken with respect thereto.

      5.11 Title Defects. Other than Permitted Liens, the Credit Parties will clear any title defects to the Borrowing Base Properties or the Mortgaged Properties that are material in value, in the sole reasonable opinion of the Lender, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

      5.12 Additional Information. The Credit Parties will furnish to the Lender, promptly upon the Lender's request from time to time, such additional financial or other information concerning the assets, liabilities, operations and transactions of any or all of the Credit Parties, as the Lender may reasonably request.

      5.13 Compliance with Laws and Payment of Taxes. The Credit Parties will comply with all Laws, except where any such non-compliance would not reasonably be expected to result in a Material Adverse Effect. The Credit Parties will pay all Taxes, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against any of their respective Oil and Gas Properties, except any of the foregoing being Contested in Good Faith.

      5.14 Maintenance of Existence and Good Standing. Each of the Credit Parties will maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions where the Property owned or business conducted by such Borrower makes such qualification necessary.

      5.15 Further Assurances. Each of the Credit Parties will promptly cure any defects, errors or omissions in the execution and delivery of the Loan Documents and, upon notice, take such other action and immediately execute and deliver to the Lender all such other and further instruments as may be reasonably required or desired by the Lender from time to time in compliance with the covenants and agreements made in this Agreement and the other Loan Documents, including, without limitation, taking such action as may be required to cure or correct any defects in title to any of the Borrowing Base Properties (other than such defects in title which are Permitted Liens) and to create, perfect and maintain Liens on the Collateral and all other Property intended as security for the Obligations.

      5.16 Initial Expenses of the Lender. The Credit Parties, jointly and severally, will reimburse the Lender for all third party fees and expenses incurred in connection with the preparation and negotiation of the Loan Documents, the satisfaction of the conditions precedent set forth in Article 3 and the consummation of the transactions contemplated herein, including attorneys' fees and recording costs.

      5.17 Subsequent Expenses of the Lender. Upon request, the Credit Parties, jointly and severally, will promptly reimburse the Lender for all amounts reasonably expended, advanced or incurred by the Lender in connection with the preparation of any assignments of, renewals of and amendments to any of the Loan Documents. Upon request, the Credit Parties, jointly and severally, will promptly reimburse the Lender for all amounts reasonably expended, advanced or incurred by the Lender to collect the Note or to enforce the Rights of the Lender under this Agreement or any of the other Loan Documents, all of which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Credit Parties by the Lender and which amounts will include, but not be limited to, (i) all court costs, (ii) attorneys' fees, (iii) fees of auditors and accountants, (iv) investigation expenses, (v) fees and expenses incurred in connection with the Lender's participation as a member of the creditors' committee in a case commenced under any Debtor Relief Laws, (vi) fees and expenses incurred in connection with lifting the automatic stay prescribed in 11 U.S.C. ss.362, and (vii) fees and expenses incurred in connection with any action pursuant to 11 U.S.C. ss.1129 incurred by the Lender in connection with the collection of any sums due under this Agreement or the other Loan Documents, together with interest at the Default Rate, calculated on a per diem basis of a year of 365 days, on each such amount from the date of notification to the Credit Parties that the same was expended, advanced or incurred by the Lender until the date it is repaid to the Lender, with the Obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Debtor Relief Laws and being binding upon any or all of the Credit Parties, any guarantor or a trustee, receiver or liquidator of any such party appointed in any such case.

      5.18 Maintenance of Tangible Property. Each of the Credit Parties will maintain all of the their respective producing Borrowing Base Properties and Mortgaged Properties in good repair and working order and make all necessary replacements thereof and operate such Borrowing Base Properties and Mortgaged Properties in a good and workmanlike manner.

      5.19 Maintenance of Insurance. The Credit Parties will maintain insurance with respect to their respective Borrowing Base Properties, Mortgaged Properties and business against such liabilities, casualties, risks and contingencies and in such amounts as are customarily maintained in the industry. Such insurance shall name the Lender as an additional insured and loss payee. The Borrower will furnish to the Lender, on the Closing Date and annually thereafter, certificates evidencing such insurance.

      5.20 Right of Inspection. The Credit Parties will permit any authorized representative of the Lender at its sole risk and expense to visit and inspect any Collateral at such reasonable times and as often as the Lender may request.

      5.21 Notice. The Borrower will immediately notify the Lender of (a) the receipt of any notice from, or the taking of any action by, the holder of any promissory note or other evidence of Debt of any of the Credit Parties with respect to a claimed default, together with a statement specifying the notice given or other action taken by such holder and what action such Credit Party
(ies) is taking or proposes to take with respect thereto; (b) any legal, judicial or regulatory proceedings affecting any of the Credit Parties in which the amount involved is material and is not covered by insurance or that would, if adversely determined, have a Material Adverse Effect; (c) any dispute between any of the Credit Parties and any Tribunal or any Person that would, if adversely determined, have a Material Adverse Effect; (d) information that in any way relates to or affects the filing of any financing statement or other security instrument for the purpose of perfecting or continuing a Lien on the Collateral; (e) any event that materially and adversely affects the Collateral or the Rights of the Lender with respect to such Collateral; (f) the occurrence of any Event of Default; and (g) any event or condition (except for events or conditions to the economy of the United States as a whole or the oil and gas industry as a whole) which could reasonably be expected to cause a Material Adverse Effect.

      5.22 Collateral Protection. The Credit Parties will enter into and maintain commodity Derivative Contracts covering at least sixty percent (60%) of the Credit Parties' projected hydrocarbon production volumes from the Borrowing Base Properties over the next succeeding twelve (12) months following such date on a rolling, weighted average basis satisfactory to the Lender.

      5.23 ERISA Information and Compliance. The Borrower will promptly furnish to the Lender (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer of the Borrower specifying the nature thereof, what action the Credit Parties are taking or propose to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC, with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer
Plan), the Credit Parties will (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of

ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

      5.24 Subordination of Intercompany Debt. Any Intercompany Debt, whether evidenced by documents, instruments, journal entries or otherwise, now or hereafter owed to or held by any other Credit Party is hereby subordinated to the Debt of such other Credit Party to the Lender, and any document or instrument evidencing such Intercompany Debt shall contain a legend giving notice of such subordination. If the Debt governed by the Senior Credit Agreement is paid in full, any Intercompany Debt of any other Credit Party due to such Credit Party, if the Lender so requests, shall be collected, enforced and received by such Credit Party as trustee for the Lender and be paid over to the Lender on account of the Debt but without affecting in any manner the liability of such Credit Party under the other provisions of this Agreement or any other Loan Document. Any Lien claim, right or other encumbrance on any Property of any Credit Party in favor of any other Credit Party is hereby subordinated in all respects to the Liens granted to the Lender.

     5.25 Sale of Property. Without in any manner limiting section 6.7, if the Credit Parties elect to sell all or substantially all of the Borrowing Base Properties prior to the Termination Date and the Credit Parties decide to retain another Person to market or otherwise assist the Credit Parties in such sale, the Credit Parties will retain the acquisition and divestiture group of the Lender to assist the Credit Parties in such sale. The Credit Parties will pay a success fee of one percent (1%) of the gross sales price to such acquisition and divestiture group.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

           So long as any Debt evidenced by the Note remains unpaid, or the Lender remains obligated to make Advances and in the absence of written consent of the Lender to the contrary:

      6.1 Other Debt of Borrower. None of the Credit Parties will incur, create, assume or suffer to exist any Debt except: (a) Loans hereunder, (b) unsecured current accounts payable incurred in the ordinary course of business, provided such accounts are paid within sixty (60) days of the due date or are being Contested in Good Faith, (c) Debt owed the Credit Parties governed by the Senior Credit Agreement, (d) pursuant to Derivative Contracts required or allowed under this Agreement or the Senior Credit Agreement, (e) Intercompany Loans and (f) Debt of the Borrower described on Exhibit IX attached hereto.

     6.2 Derivative Contracts. None of the Credit Parties shall enter into or in any manner be liable under any Derivative Contract except:

           (a)  Derivative  Contracts  as required  under Section 5.22;

           (b) Derivative Contracts entered into with the purpose and effect of fixing prices on hydrocarbons attributable to the Borrowing Base Properties and expected to be produced by the Credit Parties provided that at all times: (i) the aggregate of all such Derivative Contracts limits or reduces such market price risk for a term of no more than twenty-four (24) months; (ii) no such contract, when aggregated with all Derivative Contracts permitted under this Section 6.2 and/or required under Section
      5.22 requires such Person to deliver more than eighty-five (85%) of total estimated hydrocarbons to be produced during any month over the term from the proved Oil and Gas Properties as so designated in the most recent reserve report furnished by the Credit Parties under this Agreement, and
      (iii) each such contract shall be with (xx) any of the Senior Lenders or any Affiliates of the Senior Lenders thereof or (yy) with a counter-party or have a guarantor of the obligation of the counter-party who, at the time the contract is made, has long-term obligations rated BBB or Baa2 or better, respectively, by Standard & Poor's Rating Group or Moody's Investors Service, Inc. (or a successor credit rating agency); and

           (c) Derivative Contracts entered into with the purpose and effect of fixing interest rates on a principal amount of Debt of the Credit Parties that is accruing interest at a variable rate, provided that (i) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Debt of the Credit Parties to be hedged by such contract; (ii) no such contract with a counter-party other than a Senior Lender or an Affiliate of a Senior Lender requires the Credit Parties to put up money, assets, letters of credit, or other security against the event of its non-performance prior to actual default by the Borrower in performing obligations thereunder; and (iii) each such contract shall be with a Senior Lender or an Affiliate of a Senior Lender or with a counter-party or have a guarantor of the obligation of the counter-party who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Rating Group or Moody's Investors Service, Inc. (or a successor credit rating agency).

      6.3 Guaranty of Payment or Performance. None of the Credit Parties will guarantee any contract or otherwise be or become liable in connection with any obligation of any Person, except that the foregoing restriction shall not apply to endorsements of instruments for collection in the ordinary course of business.

      6.4 Loans, Advances or Investments. None of the Credit Parties will make or agree to make or allow to remain outstanding any Investment, including, without limitation, any loans or advances or the purchase (for cash or securities) of all or a substantial part of the Property or capital stock of any Person, except (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) Liquid Investments or (c) Intercompany Loans.

      6.5 Mortgages or Pledges of Assets. None of the Credit Parties will create, incur, assume or permit to exist any Lien on any of the Borrowing Base Properties or Mortgaged Properties (now owned or hereafter acquired), except Permitted Liens.

      6.6 Cancellation of Insurance. None of the Credit Parties will allow any insurance policy required to be carried hereunder to be terminated or lapse or expire without provision for adequate renewal or replacement thereof.

      6.7 Sales of Property. Except for the sale, transfer or other disposition of the Mortgaged Properties with an aggregate market value of $250,000.00 or less during any Borrowing Base Period none of the Credit Parties will sell, transfer or otherwise dispose of, in one or any series of transactions, any of the Borrowing Base Properties or the Mortgaged Properties.

      6.8 Dividends and Distributions. The Credit Parties will not declare, pay or make, whether in cash or other Property, any dividend, distribution or return of capital on, or purchase, redeem or otherwise acquire for value, any of its capital stock.

      6.9 Changes in Structure. None of the Credit Parties will enter into any transaction of consolidation, merger or amalgamation; liquidate, wind up or dissolve (or suffer any liquidation or dissolution); or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its Property or business.

      6.10 Payment of Accounts Payable. None of the Credit Parties will allow any account payable to be in excess of sixty (60) days past due, except such as are being Contested in Good Faith.

      6.11 Transactions with Affiliates. None of the Credit Parties will directly or indirectly, enter into any transaction (including the sale, lease or exchange of Property or the rendering of service) with any of its or the other Credit Parties' Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

      6.12 Nature of Business. None of the Credit Parties will make any material change in the character of its business as carried on at the date hereof.

      6.13 Subsidiaries. Other than the Borrower's ownership of all of the capital stock of each of Ponderosa, Quest Oil & Gas, Quest Energy Service and STP Cherokee, none of the Credit Parties will directly or indirectly own any Subsidiaries without the Lender's written approval.

      6.14 ERISA  Compliance.  None of the Credit  Parties  will at any time:

           (a) engage in any transaction in connection with which any or all of the Credit Parties could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

           (b) terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any or all of the Credit Parties to the PBGC;

           (c) fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any or all of the Credit Parties are required to pay as contributions thereto;

           (d) permit to exist any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

           (e) permit the actuarial present value of the benefit liabilities under any Plan maintained by any or all of the Credit Parties which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities (the term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA);

           (f) contribute to or assume an obligation to contribute to any Multiemployer Plan;

           (g) acquire an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any or all of the Credit Parties if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

           (h) incur a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

           (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

           (j) amend a Plan resulting in an increase in current liability such that any or all of the Credit Parties are required to provide security to such Plan under section 401 (a)(29) of the Code.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

      7.1  Events  of  Default.   The   occurrence  of   any  of  the  following
events shall constitute an Event of Default:

           (a) The Borrower shall fail to pay when due any installment of principal or interest on the Note or any fee or other charge payable under this Agreement;

           (b) Default shall occur in the due observance or performance of any affirmative covenant required in this Agreement, the Note, any of the Guaranty Agreements, any of the Security Documents or any of the other Loan Documents, and such default shall remain unremedied for in excess of twenty (20) days after notice given by the Lender;

           (c) Default shall occur in the due observance or performance of any negative covenant required in this Agreement, the Note, any of Guaranty Agreements, any of the Security Documents or any of the other Loan Documents;

           (d) Any Financial Statement, representation, warranty or certificate made or furnished by or on behalf of any or all of the Credit Parties to the Lender in connection with this Agreement or other Loan Document, or as an inducement to the Lender to enter into this Agreement, or in any instrument furnished in compliance with or in reference to this Agreement or any other Loan Document, shall be materially false, incorrect, or incomplete at or as of the time made;

           (e) The occurrence of an "Event of Default" as defined in the Senior Credit Agreement;

           (f) Default shall be made by any or all of the Credit Parties (as principal or guarantor or other surety) in payment or performance of any bond, debenture, note or other evidence of Debt for borrowed money having an outstanding principal amount in excess of $100,000.00, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, with the effect of accelerating the maturity of any such Debt or establishing a right to accelerate the maturity of such Debt;

           (g) Any or all of the Credit Parties shall file a petition seeking relief for itself under Debtor Relief Laws, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Debtor Relief Laws;

           (h) An order for relief shall be entered against any or all of the Credit Parties under any Debtor Relief Laws, which order is not stayed, or upon the entry of an order, judgment or decree by operation of Law or by a court of competent jurisdiction which is not stayed, ordering relief against any or all of the Credit Parties under, or approving as properly filed, a petition seeking relief against any such Person under the provisions of any Debtor Relief Laws, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of any or all of the Credit Parties or of any substantial part of their respective Property, or ordering the reorganization, winding up of the affairs of or liquidation of any or all of the Credit Parties, or upon the expiration of sixty (60) days after the filing of any involuntary petition against any or all of the Credit Parties seeking any of the relief specified in the preceding Subsection or this Subsection without the petition being dismissed prior to that time;

           (i) Any or all of the Credit Parties shall (i) make a general assignment for the benefit of its creditors, (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of any or all of the Credit Parties or any substantial part of their respective Property, (iii) admit insolvency or inability to pay its debts generally as such debts become due, (iv) fail generally to pay its debts as such debts become due, or (v) take any action (or an action shall be taken by its directors or majority stockholders) looking to the dissolution or liquidation of any or all of the Credit Parties;

           (j) Final judgment for the payment of money in excess of $100,000.00 shall be rendered against any or all of the Credit Parties and such judgment shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

           (k) The Security Documents shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, cease to create a valid Lien of the priority required hereby on any of the Collateral purported to be covered thereby, or, upon perfection, cease to be a perfected Lien on any of the Collateral purported to be covered thereby, or any or all of the Credit Parties or any other Person who may have granted or purported to grant such Lien shall so state in writing;

           (l) A judgment creditor of any Person who is the owner of any of the Collateral shall obtain possession of any of the Collateral by any means, including, without limitation, levy, attachment or self help;

           (m) The validity or enforceability of any of the Loan Documents shall be contested by any or all of the Credit Parties or any or all of the Credit Parties shall deny that any or all of the Credit Parties have any or further liability or Obligation under any of the Loan Documents or allege that any of the Loan Documents shall be construed or enforced other than in accordance with their terms;

           (n) Any or all of the Credit Parties shall have concealed, removed, or permitted to be concealed or removed, any part of their respective Property with the intent to hinder, delay or defraud their respective creditors or any of them, or made or suffered a transfer of any of their respective Property which is fraudulent under any Debtor Relief Laws (except for such transfers in favor of the Lender); or shall have made any transfer (other than in the ordinary course of business) of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid;

            (o) Jerry D. Cash or Douglas L. Lamb shall cease or fail for any reason to serve and function in their current capacity as an executive officer of the Borrower and shall not be succeeded in such position by a person acceptable to the Lender;

           (p) Jerry D. Cash and Douglas L. Lamb shall cease to own in the aggregate, directly or through their immediate family members or estates and/or trusts where they are either a trustee or a grantor, or entities wholly-owned by them, more than forty (40%) of the issued and outstanding capital stock of the Borrower; or

           (q) The Borrower shall cease to own any of the capital stock of Ponderosa, Quest Oil & Gas, Quest Energy Service or STP Cherokee.

      7.2 Rights Upon Occurrence of Unmatured Event of Default. At any time that there exists an Unmatured Event of Default, any obligation of the Lender hereunder to make Advances to or for the benefit of the Borrower shall be suspended unless and until the Lender shall reinstate the same in writing, the Unmatured Event of Default shall have been waived by the Lender or the relevant Unmatured Event of Default shall have been remedied prior to the ripening into an Event of Default.

      7.3  Rights Upon Occurrence of an Event of Default.

           (a) Upon the occurrence of any Event of Default specified in Subsections (g), (h), (i) or (n) of Section 7.1, immediately and without notice, (i) all Obligations evidenced by the Note shall immediately become due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Credit Parties and (ii) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing.

           (b) Upon the occurrence and at any time during the continuance of any other Event of Default, (i) all obligations of the Lender, if any, under this Agreement shall immediately and automatically cease and terminate unless and until the Lender shall reinstate any such obligation in writing and (ii) the Lender may by written notice to the Credit Parties declare all Obligations evidenced by the Note to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are expressly waived by the Credit Parties.

           (c) The Credit Parties acknowledge and understand that under the Laws of the State of Texas, unless waived, the Credit Parties have the right to notice of the Lender's intent to accelerate the Obligations evidenced by the Note, the right to notice of the actual acceleration of the Obligations evidenced by the Note, and the right to presentment of the Note by the Lender's demand for payment. The Credit Parties acknowledge that they each understand that they can waive these rights and by the execution by each Credit Party of this Agreement they agree to waive their right to notice of intent to accelerate, their right to notice of acceleration, and their right to presentment or other demand for payment.

           (d) In addition to the foregoing, upon the occurrence of any Event of Default, the Lender may exercise any or all of the Rights provided in any or all of the Loan Documents.

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 Notices. Any notice required or permitted to be given under or in connection with this Agreement or any of the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission confirmed by mailing (by certified mail, return receipt requested, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered:

           (a) if to the Borrower, to Quest Resource Corporation 5901 N. Western, Suite 200, Oklahoma City, Oklahoma 73118, Attn: Jerry D. Cash, or to such other address or to such individual's or department's attention as the Borrower may have furnished the Lender in writing;

           (b) if to Ponderosa, to Ponderosa Gas Pipeline Company, Inc., 5901 N. Western, Suite 200, Oklahoma City, Oklahoma 73118 Attn: Jerry D. Cash, or to such other address or to such individual's or department's attention as Ponderosa may have furnished the Lender in writing;

           (c) if to Quest Oil & Gas, to Quest Oil & Gas Corporation, 5901 N. Western, Suite 200, Oklahoma City, Oklahoma 73118, Attn: Jerry D. Cash or to such other address or to such individual's or department's attention as Quest Oil & Gas may have furnished the Lender in writing;

           (d) if to STP Cherokee, to STP Cherokee, Inc., 5901 N. Western, Suite 200, Oklahoma City, Oklahoma 73118 Attn: Jerry D. Cash or to such other address or to such individual's or department's attention as STP Cherokee may have furnished the Lender in writing; or

           (e) if to the Lender, to Wells Fargo Energy Capital, Inc., 1000 Louisiana, Suite 600, Houston, Texas 77002, Attn: Gary Milavec, or to such other address or to such individual's or department's attention as the Lender may have furnished the Credit Parties in writing.

Any communication so addressed and mailed shall be deemed to be given when so mailed, and any notice so sent by rapid transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for or actually received by an authorized officer of the relevant Credit Party or the Lender, as the case may be.

      8.2 Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Parties and the Lender (and/or any other Person which is a party to any Loan Document being amended or with respect to which a waiver is being obtained).

      8.3 Invalidity. In the event that any one or more of the provisions contained in this Agreement or any of the other Loan Documents shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document.

      8.4 Survival of Agreements. All representations and warranties of the Credit Parties herein or in the other Loan Documents and all covenants and agreements not fully performed before the effective date or dates of this Agreement or the other Loan Documents shall survive such date or dates.

      8.5 Successors and Assigns. All covenants and agreements by or on behalf of the Credit Parties in this Agreement and all of the other Loan Documents shall bind their respective legal representatives, successors and assigns and shall inure to the benefit of the Lender and its legal representatives, successors and assigns.

           None of the Credit Parties may assign its respective Rights or Obligations hereunder or under the Note without the prior consent of the Lender.

      8.6 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Loan Documents, as presently existing or as they may hereafter be amended, relating to the Note or other Obligations shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally evidenced by the Note or of any part of such other Obligations.

      8.7 Waivers. No waiver by the Lender of any of its Rights under this Agreement, the other Loan Documents or otherwise shall be considered a waiver of any other or subsequent Right. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any Right under any of the Loan Documents shall operate as a waiver thereof.

      8.8 Indemnity.Whether or not the transactions contemplated hereby are consummated, the Credit Parties, jointly and severally, shall indemnify and hold the Lender and each of its officers, directors, employees, counsel, and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorneys' fees) of any kind or nature whatsoever which may at any time (including, without limitation, at any time following repayment of the Debt evidenced by the Note), be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any proceeding pursuant to Debtor Relief Laws or appellate proceeding) related to or arising out of this Agreement or the Obligations or the use of the proceeds of Advances, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PARTY'S NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY, OR ANY ONE OR MORE OF THEM; provided, that the Credit Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent the same arise from the gross negligence or willful misconduct of any Indemnified Person. The agreements in this Section 8.8 shall survive payment of all Obligations.

      8.9 Cumulative Rights. The Rights of the Lender under the Note, this Agreement and each other Loan Document shall be cumulative, and the exercise or enforcement of any such Right shall not preclude the exercise or enforcement of any other Right.

      8.10 Taxes, Etc. Any Taxes (excluding income taxes), together with interest and penalties, if any, payable or ruled payable by federal or state authority in respect of the Note, this Agreement or the other Loan Documents shall be paid by the Credit Parties.

      8.11 Exhibits; Conflicts. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein. In the event of any direct conflict between any of the provisions of such exhibits or any of the other Loan Documents and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      8.12 Titles of Articles, Sections and Subsections. All titles or heading to articles, Sections, Subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, Sections, Subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

      8.13 Jurisdiction. All actions or proceedings with respect to the Note, this Agreement or any of the other Loan Documents may be instituted in the courts of the State of Texas, County of Harris, the United States District Court for the Southern

District of Texas, or elsewhere to the extent that jurisdiction shall exist apart from the provisions of this Section, as the Lender may elect. By execution and delivery of this Agreement, the Credit Parties irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court, and irrevocably and unconditionally waive (a) any objection it may now or hereafter have to the laying of venue in any of such courts and (b) any claim that any action or proceeding brought in any of such courts has been brought in an inconvenient forum. The choice of forum and laying of venue as set forth in this Section 8.13 was negotiated in good faith by the Credit Parties and the Lender and is a significant term of the bargain between the Credit Parties and the Lender governed by this Agreement. The Credit Parties and the Lender further agree that service of process, summons, notice of document by U.S. registered mail to the address of each set forth above shall be effective service of process for any action, suit or proceeding brought against the other in any such court.

      8.14 Counterparts. This Agreement may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Any executed Agreement or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.15 Effectiveness. This Agreement shall not be effective until delivered to, accepted and executed by the Lender and the Credit Parties.

      8.16 Documents. All Loan Documents and any other certificate, agreement or other document provided or to be provided under the terms hereof shall be in form and substance satisfactory to the Lender.

      8.17 Rights of Third Person. All provisions of this Agreement are imposed solely and exclusively for the benefit of the Lender and the Credit Parties. No other Person shall have standing to require satisfaction for such provisions in accordance with their terms or be entitled to assume that the Lender will refuse to perform its obligations hereunder in the absence of strict compliance with any or all thereof, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

      8.18 Announcements. Each party covenants and agrees with the other that, subject to applicable law, each party shall promptly advise and consult with the other and obtain the other's written consent before issuing any press release with respect to this Agreement or the transactions described herein.

      8.19 JURY TRIAL WAIVED. THE CREDIT PARTIES AND THE LENDER HEREBY AGREE THAT THEY SHALL AND HEREBY WAIVE, TO THE FULLEST EXTENT DETERMINED BY LAW, TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY ANY OF THEM, OR IN ANY MATTER WHATSOEVER WHICH ARISES OUT OF OR IS CONNECTION IN ANY WAY WITH THIS AGREEMENT.

      8.20 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS (EXCEPT TO THE EXTENT THE LOCATION OR NATURE OF THE COLLATERAL REQUIRES THE APPLICATION OF THE LAWS OF OTHER JURISDICTIONS TO BE APPLIED AS TO MATTERS OF CREATION, PERFECTION AND PRIORITY OF LIENS AND THE RIGHTS OF THE LENDER UPON DEFAULT).

      8.21 Arbitration.

      (a) Arbitration. Upon the demand of any party, any dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this agreement. A "dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the loan documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the loan documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the loan documents. Any party may by summary proceedings bring an action in court to compel arbitration of a dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.

      (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA commercial arbitration rules. All disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the loan documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator.

If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a lender of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.


      (c) No Waiver; Provisional Remedies, Self-Help And Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or other appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

      (d) Arbitrator Qualifications And Powers; Awards. Arbitrators must be active members of the Texas state bar with expertise in the substantive laws applicable to the subject matter of the dispute. Arbitrators are empowered to resolve disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the federal rules of civil procedure, the Texas rules of civil procedure or other applicable law. Any dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

      (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the federal arbitration act for vacating, modifying or correcting an award the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

      (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the loan documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the loan documents or any relationship between the parties.

      8.22 Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement between the parties relating to the transactions contemplated hereby. All prior or contemporaneous understandings, representations, statements and agreements, whether written or oral, are merged herein and superseded by this Agreement. THIS WRITTEN AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the date first above written.

                        QUEST RESOURCE CORPORATION



                        By:  /s/ Douglas L. Lamb
                         --------------------------------
                             Douglas L. Lamb
                             President

                        By:  /s/ Jerry D. Cash
                         --------------------------------
                             Jerry D. Cash
                            Treasurer/Chief Financial Officer

                        PONDEROSA GAS PIPELINE COMPANY, INC.



                        By:  /s/ Douglas L. Lamb
                         --------------------------------
                            Douglas L. Lamb
                            President

                        By:  /s/ Jerry D. Cash
                         --------------------------------
                            Jerry D. Cash
                            Treasurer/Chief Financial Officer


                        QUEST OIL & GAS CORPORATION


                        By:  /s/ Douglas L. Lamb
                         -------------------------------
                             Douglas L. Lamb
                             President

                        By:  /s/ Jerry D. Cash
                         --------------------------------
                             Jerry D. Cash
                             Treasurer/Chief Financial Officer

                (Signatures continued on next page)

                        STP CHEROKEE, INC.

                        By:  /s/ Douglas L. Lamb
                         --------------------------------
                             Douglas L. Lamb
                             President

                        By:  /s/ Jerry D. Cash
                         --------------------------------
                             Jerry D. Cash
                             Treasurer/Chief Financial Officer


                        WELLS FARGO ENERGY CAPITAL, INC.


                        By:  /s/ Clayton Taylor
                         -------------------------------
                             Clayton Taylor
                             Assistant Vice President




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